SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    --------

                               AMENDMENT NO. 1 TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              3-D GEOPHYSICAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                           DELAWARE                             13-3841601
     (State of Incorporation or Organization)              (I.R.S. Employer
                                                           Identification no.)

                  8226 Park Meadows Drive
                  Littleton, Colorado                             80124
        (Address of Principal Executive Offices)                (Zip Code)


  If this form relates to the If this form relates to the registration of a class of debt registration of a class of debt
  registration  of a  class  of  debt     securities   and   is   to   become
  securities and is effective upon effective simultaneously with the filing pursuant to General effectiveness of a concurrent
  Instruction  A(c)(1),  please check     registration  statement  under  the
  the following box. |_|                  Securities  Act of 1933 pursuant to
                                          General Instruction A(c)(2), please
                                          check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:  None

      Title of each class                     Name of each exchange on which
      to be registered                        class is to be registered
      ----------------                        -------------------------

Securities  to be  registered  pursuant to Section  12(g) of the Act:

                         Preferred Stock Purchase Rights

                                (Title of Class)

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                3-D Geophysical, Inc.



                                                By:/s/ Joel Friedman
                                                   -----------------
                                                   Name:  Joel Friedman
                                                   Title: Chairman



Date:  July 21, 1997
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